UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) JANUARY 4, 2005

                             VISUAL DATA CORPORATION
             (Exact name of registrant as specified in its charter)

        FLORIDA                      000-22849                6500420146
(State or Other Jurisdiction        (Commission            (I.R.S. Employer
     of Incorporation)              File Number)           Identification No.)

                   1291 SW 29 AVENUE, POMPANO BEACH, FL 33069
               (Address of Principal Executive Office) (Zip Code)

                                 (954) 917-6655
              (Registrant's telephone number, including area code)

                                       N/A
         (Former Name or Former Address, If Changed Since Last Report.)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL
YEAR

      On December 30, 2004, we filed Articles of Amendment to our Articles of Incorporation with the Florida Secretary of State changing our name to Onstream Media Corporation, effective January 5, 2005. The amendment to change our name was approved by the holders of a majority of our outstanding voting stock at the annual meeting of our shareholders held on December 15, 2004. A copy of the Articles of Amendment to the Articles of Incorporation is attached to this Current Report on Form 8-K as Exhibit 3.1.

      In connection with our name change, our new CUSIP Number is 682875 10 9.

      On December 30, 2004, we reserved a new symbol and submitted a Notification Form: Change in Company Record to the NASDAQ Stock Market providing notice of our name change and requesting the new symbol. As a result, our trading symbol will change from "VDAT" to "ONSM" on the opening of trading on January 5, 2005.

ITEM 7.01 REGULATION FD DISCLOSURE

      On January 4, 2005, we issued a press release announcing our name and symbol change. A copy of the press release, which is incorporated herein by reference, is attached to this Current Report on Form 8-K as Exhibit 99.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)   Exhibits.

      The following exhibits are filed with this report:

      3.1 Articles of Amendment to Articles of Incorporation to change name from Visual Data Corporation to Onstream Media Corporation as filed with the Florida Secretary of State on December 30, 2004.

      99.1  Press Release issued January 4, 2005.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Corporation has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                       VISUAL DATA CORPORATION

Date:  January 4, 2005                 /s/ Robert E.Tomlinson
                                       -----------------------------------------
                                       Robert E. Tomlinson
                                       Chief Financial Officer